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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Jones Apparel Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated February 2, 2001, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in Jones' Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4.


                                                      /s/ BDO Seidman, LLP

                                                      BDO SEIDMAN, LLP



New York, New York
May 7, 2001